Northeast One Stop, Inc.
                                 7 Northway Lane
                             Latham, New York 12110


                                          November 18, 1997


Congress Financial Corporation
(New England)
One Post Office Square
Suite 3600
Boston, MA 02109

       Re:         AMENDMENT TO FINANCING AGREEMENTS

Ladies and Gentlemen:

       Reference is made to the Loan and Security Agreement, dated April 20, 1995 as amended (the "Loan Agreement"), and all supplements, agreements, documents and instruments entered into by Northeast One Stop, Inc. ("Borrower") pursuant thereto, as such may have been amended from time to time (collectively, the "Financing Agreements"). Capitalized terms used herein shall have the meanings given them in the Financing Agreements. Congress Financial Corporation (New England) is referred to herein as "Congress."

       The Borrower has requested that the Financing Agreements be amended as set forth herein. Accordingly, effective as of the date set forth above, the Borrower and Congress agree as follows:

       A. AMENDMENTS TO THE LOAN AGREEMENT

       1. Section 1.16 of the Loan Agreement is deleted and the following is inserted in place thereof:

          "1.16 "Maximum Credit" shall mean the amount $6,000,000."

       2. Section 2.1(a)(ii) of the Loan Agreement is amended by deleting the number "$500,000" therefrom and inserting in lieu thereof the number "900,000."

       3. Subsection 2.1(a)(iii) of the Loan Agreement is amended by deleting the subsection and inserting the following in lieu thereof:

          "(iii) the lesser of: (A) $4,000,000 or (B) fifty (50%) percent of the Value of Eligible Inventory consisting of finished goods, LESS"

Congress Financial Corporation (New England)
November 18, 1997
Page 2

          4. Section 3.1 of the Loan Agreement is amended by deleting the words and number "two (2.0%)" from the third line thereof and by inserting in lieu thereof the words and number "one and one-half (1 1/2%)".

          5. Section 9.14 is deleted and the following is substituted in place thereof:

             "9.14 ADJUSTED NET WORTH. Borrower shall, at all times, maintain Adjusted Net Worth of not less than $600,000."

          6. Section 12.1 of the Loan Agreement is amended by deleting the first sentence thereof and by replacing it with: "This Agreement and the other Financing Agreements shall become effective as of the date set forth in the first page hereof and shall continue in full force and effect for a term ending on April 20, 1999 (the "Renewal Date"), and from year to year thereafter."

          7. Section 12.1(c)(iii) of the Loan Agreement is deleted and the following is substituted in lieu thereof:

             "(iii) 1% of Maximum Credit           April 20, 1997
                                                   and including April 20, 1999"

          B. CONDITIONS PRECEDENT

          Notwithstanding any other provisions of this Amendment or any of the other Financing Agreements, and without affecting in any manner the rights of Congress under the other Sections of this Amendment, this Amendment shall not be effective as to Congress unless and until each of the following conditions has been and continues to be satisfied.

          1. DOCUMENTATION. Congress shall have received, in form and substance satisfactory to Congress and its counsel, a duly executed copy of this Amendment, together with such additional documents, instruments and certificates as Congress and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Congress and its counsel.

          2. NO DEFAULT. No Default or Event of Default shall exist.

          3. AMENDMENT FEE. Congress shall have received an amendment fee of $10,000, which fee shall be fully earned and due and payable on the date hereof.

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Congress Financial Corporation (New England)
November 18, 1997
Page 3


          C. ACKNOWLEDGMENT OF OBLIGATIONS

          Borrower and Guarantors hereby (1) reaffirm and ratify all of the promises, agreements, covenants and Obligations to Congress under or in respect of the Financing Agreements as amended hereby and (2) acknowledge they are unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, as amended hereby, and that they have no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations under the Financing Agreements. Borrower further confirms and agrees to its obligation to pay to Congress all fees and costs which have been incurred by Congress in connection with the negotiation and preparation of this Amendment No. 1 and all other documents and agreements prepared in connection with this Amendment No. 1 including, without limitation, all reasonable attorney's fees and disbursements.

          D. MISCELLANEOUS

          Except as set forth herein, the Borrower confirms that the Financing Agreements remain in full force and effect without amendment or modification of any kind. The Borrower further confirms that no Event of Default or events which with notice or the passage of time or both could constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Congress shall not be construed as a waiver by Congress of any Event of Default under the Financing Agreements. This Amendment, together with the Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

Executed under seal on the date set forth above.

ATTEST:                                   NORTHEAST ONE STOP, INC.


----------------------------
                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------

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Congress Financial Corporation (New England)
November 18, 1997
Page 4


                                          Title:

                                          L & P FEED, INC.


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                                      /s/ LOUIS J. DELSIGNORE
                                      ------------------------------
                                          Louis J. DelSignore


                                      /s/ PATRICIA A. DELSIGNORE
                                      ------------------------------
                                          Patricia A. DelSignore


Accepted in Boston, Massachusetts
on November ___, 1997.

CONGRESS FINANCIAL CORPORATION
(NEW ENGLAND)

By:
Name:
Title: